Exhibit 5.2

4735 Walnut Street
Suite 160
Boulder, CO 80301

D: 303 747 3610
M: 646 573 9970
mc@clatemanlaw.com

December 20, 2012

Array BioPharma Inc.

3200 Walnut Street

Boulder, Colorado 80301

Ladies and Gentlemen:

We have acted as special counsel to Array BioPharma Inc., a Delaware corporation (the “Company”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).  The Company has provided us with a prospectus (the “Prospectus”), which forms a part of the Registration Statement and which provides that it may be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, will provide for the registration of the offer and sale by the Company of up to $200,000,000 of the Company’s (i) common stock, par value $.001 per share (the “Common Stock”), (ii) preferred stock, par value $.001 per share (the “Preferred Stock”), in one or more series or represented by depositary shares (“Depositary Shares”), (iii) debt securities in one or more series (the “Debt Securities”) which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.8 to the Registration Statement (the “Indenture”), (iv) warrants to purchase shares of Common Stock or Preferred Stock, Depositary Shares or Debt Securities (the “Warrants”), and (v) units comprised of one or more shares of Common Stock, shares of Preferred Stock, Depositary Shares, Debt Securities or Warrants (“Units”) which may be issued under unit agreements, to be dated on or about the date of the first issuance of the applicable Units thereunder, by and between a unit agent to be selected by the Company (the “Unit Agent”) and the Company (each, a “Unit Agreement”). The Common Stock, the Preferred Stock, Depositary Shares, Debt Securities, Warrants and Units are collectively referred to herein as the “Securities”. The Securities are being registered for offer and sale from time to time at prices and on terms to be determined at the time of an offering pursuant to Rule 415 under the Act.

In connection with this opinion, we have examined and relied upon originals or copies certified to our satisfaction of such documents, records, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinions expressed below. As to certain factual matters, we have relied upon certificates of the officers of the Company and have not independently sought to verify such matters.

We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

We have assumed that any Debt Securities offered under the Registration Statement, and the related Indenture, will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein.  We have also assumed that with respect to any Company Common Stock being issued upon conversion of any convertible Debt Securities, the applicable shares of Company Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion herein is expressed solely with respect to the laws of the State of New York.  Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement.

On the basis of the foregoing, and in reliance thereon, and provided that the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) and any related free writing prospectuses required by applicable laws have been delivered and filed as required by such laws, we are of the opinion that:

With respect to any series of the Debt Securities issued under the Indenture and offered under the Registration Statement, provided that (i) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (ii) the Indenture in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee, and duly qualified under the Trust Indenture Act of 1939, as amended; (iii) the terms of the Debt Securities and of their issuance and sale have been duly authorized by the Company by all necessary corporate action; (iv) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Company’s then operative Certificate of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants in accordance with their terms, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Clateman + Associates, LLC

Clateman + Associates, LLC